UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 15, 2005
PROCENTURY CORPORATION
(Exact Name of registrant as Specified in Charter)

Ohio (State or other jurisdiction of Incorporation)	000-50641 (Commission File Number)	31-1718622 (I.R.S. Employer Identification No.)
465 Cleveland Avenue, Westerville, Ohio 43082
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 614-895-2000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2005, Charles D. Hamm,. Jr., who served as the Executive Vice President and Chief Financial Officer of ProCentury Corporation (the “Company”), provided notice of his resignation from the Company, effective as of October 1, 2005, to assume the position of President of Evergreen National Indemnity and Continental Heritage Insurance Company, privately-owned Columbus, Ohio based insurance companies.
     On September 20, 2005, the Company entered into a consulting agreement with Mr. Hamm (the “Consulting Agreement”), pursuant to which he will provide an aggregate of up to 200 hours of consulting services to the Company over the course of a twelve month period. In exchange for such services, Mr. Hamm will receive hourly compensation at a rate of $350 per hour and vesting on a monthly basis in equal portions over the twelve-month term, provided that he continues to provide consulting services, of the unvested portion of his 25,300 restricted share award (the “IPO Shares”) and option to purchase 49,800 common shares (the “IPO Option”) granted on April 20, 2004 and his 18,000 restricted share award granted on March 22, 2005 (the “Performance Shares”). The Performance Shares were originally scheduled to vest in equal installments over four years provided that annual performance objectives were achieved. The Consulting Agreement also provides that if a change in control of the Company occurs during the term of the agreement or the agreement is terminated by the Company following a change in the Chief Executive Officer of the Company, the IPO Shares, the IPO Option and the Performance Shares will become fully vested as of the effective date of such change in control or termination. Mr. Hamm will continue to be bound by the confidentiality, non-competition and non-solicitation provisions set forth in the Employment Agreement he entered into with the Company on December 15, 2003, provided that the non-competition and non-solicitation restrictions will continue for a period of twelve months following the term of the Consulting Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As indicated under Item 1.10 above, on September 15, 2005, Charles D. Hamm,. Jr., who served as the Company’s Executive Vice President and Chief Financial Officer, provided notice of his resignation from the Company, effective as of October 1, 2005, to assume the position of President of Evergreen National Indemnity and Continental Heritage Insurance Company, privately-owned Columbus, Ohio based insurance companies.
     The Company also announced that, effective as of October 1, 2005, Erin West will serve as the Company’s Chief Financial Officer. Ms. West, age 30, has served as the Chief Financial Officer of the Company’s subsidiary, Century Surety Company (“Century”), since July 2004. Ms. West joined the Company in August 2001, and served as Assistant Vice President of Finance of Century from August 2001 to December 2003 and Vice President of Finance of Century from December 2003 to July 2004. Prior to joining the Company, Ms. West was a Supervising Senior with KPMG LLP, a registered public accounting firm, from September 1997 to August 2001, during which time Ms. West supervised the audits of larger property and casualty insurance companies.
     A copy of the press release announcing the departure of Mr. Hamm and appointment of Ms. West is furnished as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          99 Press release dated September 20, 2005.
Exhibit 99 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCENTURY CORPORATION (Registrant)
Date: September 20, 2005	By:	/s/ Edward F. Feighan

Edward F. Feighan Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX
     99 Press release dated September 20, 2005.